                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

     Corporation                                                  State
     -----------                                                  -----
Unified Management Corporation                                    Indiana
Unified Advisers, Inc.                                            Indiana
HFI Acquisition Corporation                                       Kentucky
FLTC Acquisition Corporation                                      Kentucky
VAI Acquisition Corporation                                       Delaware